Exhibit 10.1

FIRST AMENDMENT
THIS FIRST AMENDMENT (this “Amendment”) dated as of February 15, 2019 to the Credit Agreement referenced below is by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of April 18, 2018 (as amended, hereby and as may be further modified, supplemented, increased and extended from time to time,, the “Credit Agreement”) by and among the Borrower, the Lenders identified therein and the Administrative Agent; and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments. The Credit Agreement is hereby amended as follows:
2.1.    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Specified Disposition” means the sale of a Portfolio Company disclosed to the Administrative Agent prior to the date of the First Amendment to this Agreement.
2.2.    Section 1.02 of the Credit Agreement is amended by adding a new clause (d) to read as follows:
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

2.3.    Section 5.15 of the Credit Agreement is amended by adding the following sentence at the end of such Section:
As of the date of the First Amendment to this Agreement, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

2.4.    Section 6.02 of the Credit Agreement is amended by deleting the word “and” at the end of clause (i), renumbering clause (j) as clause (k) and inserting a new clause (j) to read as follows:
(j)    promptly following any request therefor from the Administrative Agent or any Lender, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and
2.5    Section 7.02 of the Credit Agreement is amended by deleting the word “and” at the end of clause (l), renumbering clause (m) as clause (n) and inserting a new clause (m) to read as follows:
(m)    non-cash consideration received in a Disposition permitted under Section 7.05; and
2.6    Clause (a) of Section 7.05 of the Credit Agreement is amended by deleting “and” at the end of clause (iii), inserting “and” after clause (iv) and adding a new clause (v) to read as follows:
(i)at least 80% of the consideration for such sale (excluding any obligations of the acquiring Person to make earn-out, purchase price adjustment, indemnification or other contingent payments) is cash and Cash Equivalents paid contemporaneously with consummation of such sale (or, with respect to the Specified Disposition, 75% of the consideration for such sale is cash, Cash Equivalents and marketable securities paid contemporaneously with consummation of such sale and the balance is payable within twelve (12) months of the consummation of such sale)
2.7    Clause (b) of Section 7.05 of the Credit Agreement is amended by deleting “and” at the end of clause (iv), inserting “and” after clause (v) and adding a new clause (vi) to read as follows:
(ii)at least 80% of the consideration paid in connection therewith (excluding any obligations of the acquiring Person to make earn-out, purchase price adjustment, indemnification or other contingent payments) is cash and Cash Equivalents paid contemporaneously with consummation of such transaction
2.8    Clause (d) of Section 7.05 of the Credit Agreement is amended to read as follows:
(d)    the Disposition of non-cash consideration received in a Disposition permitted under Section 7.05 for at least fair market value (as determined by the board of directors (or equivalent governing body) of the Borrower provided that no Event of Default exists or would result therefrom; and

3.    Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Lenders constituting Required Lenders (including the Administrative Agent on behalf of each Lender holding a portion of the Term Loan that delivers a consent to this Amendment in a form acceptable to the Administrative Agent) and the Administrative Agent.
4.    Reaffirmation. The Borrower acknowledges and reaffirms that (a) it is bound by all of the terms of the Loan Documents to which it is a party and (b) it is responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Borrower acknowledges and confirms that (a) the Administrative Agent, the Lenders and the L/C Issuer have performed fully all of their obligations under the Credit Agreement and the other Loan Documents and (b) by entering into this Amendment, the Administrative Agent, the Lenders and the L/C Issuer do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Borrower thereunder.

5.    Miscellaneous.
5.1    The Credit Agreement (as amended hereby) and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or the L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.
5.2    The Borrower hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuer as follows:
(a)The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment and the execution and performance hereof by the Borrower do not conflict with the Borrower’s Organization Documents or any law, agreement or obligation by which the Borrower is bound.
(b)This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.
(d)The representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date.

(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.
5.3    This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (such as by email in “pdf” or “tif” format) shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
5.4 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Ryan Faulkingham
	Name:	Ryan Faulkingham
	Title:	Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent on behalf of itself and on behalf of each approving Lender holding a portion of the Term Loan

	By:	/s/ Charlene Wright-Jones
	Name:	Charlene Wright-Jones
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Christopher T. Phelan
	Name:	Christopher T. Phelan
	Title:	Senior Vice President

SUNTRUST BANK

	By:	/s/ Steve Curran
	Name:	Steve Curran
	Title:	Director

TD BANK USA, N.A.

	By:	/s/ Anna N. O' Connor
	Name:	Anna N. O' Connor
	Title:	Chief Administrative Officer

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Alan G. Rwambuya
	Name:	Alan G. Rwambuya
	Title:	Senior Vice President

CIBC BANK USA,

	By:	/s/ Sam L. Dendrinos
	Name:	Sam L. Dendrinos
	Title:	Managing Director

FIFTH THIRD BANK

	By:	/s/ Nick Jevic
	Name:	Nick Jevic
	Title:	Managing Director

MUFG UNION BANK, N.A.

	By:	/s/ Liwei Liu
	Name:	Liwei Liu
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kelly Milton
	Name:	Kelly Milton
	Title:	Executive Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Keith A. Sherman
Name:	Keith A. Sherman
Title:	Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ George G. Sims
Name:	George G. Sims
Title:	Senior Vice President